                               FIRST AMENDMENT TO
                   AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

     This Agreement is made as of the 9th day of April, 2007, by and between SSgA FUNDS MANAGEMENT, INC., a Massachusetts corporation (the "Adviser") and THE TUCKERMAN GROUP LLC, a Delaware limited liability company (the "Sub-Adviser").

     WHEREAS, the Adviser retained the Sub-Adviser to render certain investment sub-advisory services to the Trust with respect to the streetTRACKS(R) Wilshire REIT Index Fund pursuant to an Amended and Restated Sub-Advisory Agreement between the parties dated September 1, 2003; and

     WHEREAS, the parties desire to amend the Amended and Restated Sub-Advisory Agreement to reflect certain non-material changes, including the name change of the streetTRACKS Wilshire REIT Index Fund to the SPDR DJ Wilshire REIT.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Exhibit A is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

     2. Section 11 shall be amended by deleting the address of the Sub-Adviser and replacing it with the following address:

               The Tuckerman Group, LLC
               4 International Drive, Suite 230
               Rye Brook, NY 10573
               ATTN: Steven DeBara

     3. Except as provided herein, the terms and conditions contained in the Amended and Restated Sub-Advisory Agreement shall remain in full force and effect.

            [The Remainder of this Page is Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this First
Amendment to the Amended and Restate Sub-Advisory Agreement to be executed as of the date first set forth above.

                                        SSgA FUNDS MANAGEMENT, INC.


                                        By: /s/ James Ross
                                            ------------------------------------
                                        Name: James Ross
                                        Title: President


                                        THE TUCKERMAN GROUP LLC


                                        By: /s/ Steven DeBara
                                            ------------------------------------
                                        Name: Steven DeBara
                                        Title: Senior Vice President and
                                               Chief Financial Officer

     Acknowledged and agreed to as of the date first set forth above with respect to the Trust's obligations under this Agreement.

                                        streetTRACKS(R) SERIES TRUST


                                        By: /s/ Gary L. French
                                            ------------------------------------
                                        Name: Gary L. French
                                        Title: Treasurer


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